UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2024

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            On May 16, 2024, as described below, upon the recommendation of the Board of Directors of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), the Company’s shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to (i) provide for the exculpation of certain of the Company’s officers from liability in specific circumstances as permitted by Delaware law and (ii) remove any and all references to shares of $0.001 par value Class B Common Stock (together, the “Amendments”), as further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2024.

The Amendments became effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company on May 16, 2024 (the “Certificate of Amendment”). Subsequently, the Company also filed a Restated Certificate of Incorporation of the Company (the “Restated Certificate”) integrating the Amendments.

The foregoing descriptions of the Amendments and the Restated Certificate are qualified in their entirety by reference to the full text of the Certificate of Amendment and Restated Certificate, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On May 16, 2024, as described below, upon the recommendation of the Board of Directors of the Company, the Company’s shareholders approved an amendment to the Company’s Bylaws to reduce the ownership percentage required for shareholders to request a special meeting of shareholders from 50% to 25%.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is filed herewith as Exhibit 3.3 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2024, the Company held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A.	Election of Directors.

The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Jane Grote Abell	55,123,253	1,201,547	-	5,210,629
Michael A. Crawford	53,219,014	3,105,786	-	5,210,629
Donna E. Epps	54,550,382	1,774,418	-	5,210,629
Wayne L. Jones	54,964,037	1,360,763	-	5,210,629
Gregory N. Moore	50,724,488	5,600,312		5,210,629
Gerald L. Morgan	54,704,991	1,619,809	-	5,210,629
Curtis A. Warfield	54,541,451	1,783,349	-	5,210,629
Kathleen M. Widmer	52,699,424	3,625,376	-	5,210,629
James R. Zarley	53,800,984	2,523,816	-	5,210,629

B.	Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for fiscal year 2024.

The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non-Votes
59,258,007	1,799,520	477,902	-

C. Advisory Vote on Executive Compensation.

The compensation of the named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
34,118,028	22,070,248	136,524	5,210,629

D.	Amendment to Amended and Restated Certificate of Incorporation to Remove References to Class B Shares.

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to remove all references to Class B shares was approved as follows:

For	Against	Abstain	Broker Non-Votes
55,798,822	30,449	495,529	5,210,629

E.	Amendment to Amended and Restated Certificate of Incorporation to Provide for Exculpation of Officers.

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide for an exculpation of officers as permitted by Delaware law was approved as follows:

For	Against	Abstain	Broker Non-Votes
46,230,841	9,593,697	500,262	5,210,629

F.	Amendment to Bylaws to Reduce Ownership Percentage to Call a Special Meeting.

The proposal to amend the Company’s Bylaws to reduce the ownership percentage required for shareholders to call a special meeting from 50% to 25% was approved as follows:

For	Against	Abstain	Broker Non-Votes
60,785,478	149,275	600,676	-

G.	Advisory Vote on Shareholder Proposal Regarding the Issuance of a Climate Report.

The shareholder proposal regarding the issuance of a climate report was not approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
15,600,535	40,204,416	519,849	5,210,629

Item 8.01.	Other Events.

On May 16, 2024, the Company’s Board of Directors approved the second quarter 2024 cash dividend. The public announcement of the dividend was made by means of a press release, the text of which is set forth on Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits

3.1	Second Amendment to the Amended and Restated Certificate of Incorporation of Texas Roadhouse, Inc. dated as of May 16, 2024

3.2	Restated Certification of Incorporation for Texas Roadhouse, Inc. dated as of May 16, 2024

3.3	Amended and Restated Bylaws for Texas Roadhouse, Inc. dated as of May 16, 2024

99.1	Press Release issued by the Company on May 17, 2024

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 17, 2024	By:	/s/ D. Christopher Monroe
D. Christopher Monroe
Chief Financial Officer

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